Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "APM - QIM FUTURES FUND, L.P.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JUNE, A.D. 2009, AT 4:38 O'CLOCK P.M.

4704782 8100

090663114

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 7395194

DATE: 07-01-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 06/30/2009
FILED 04:38 PM 06/30/2009
SRV 090663114 - 4704782 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

- **The Undersigned,** desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
- **First:** The name of the limited partnership is APM - QIM Futures Fund, L.P..
- **Second:** The address of its registered office in the State of Delaware is 1209 Orange Street in the city of Wilmington. Zip code 19801. The name of the Registered Agent at such address is The Corporation Trust Company.
- **Third:** The name and mailing address of each general partner is as follows:

Altegris Portfolio Management, Inc. dba APM Funds
1202 Bergen Parkway, Suite 212
Evergreen, CO 80439

- **In Witness Whereof,** the undersigned has executed this Certificate of Limited Partnership as of 30th day of June, A.D. 2009.

By: Altegris Portfolio Management. Inc

By: [signature]
General Partner

Name: Robert J Amedeo, VP
(type or print name)